Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Susan Kahn (investor)

(612) 761-6735

Cathy Wright (financial media)
(847) 615-1538

TARGET CORPORATION MARCH SALES FROM CONTINUING OPERATIONS

UP 14.3 PERCENT

MINNEAPOLIS, April 7, 2005 — Target Corporation today reported that its net retail sales from continuing operations (principally Target Stores) for the five weeks ended April 2, 2005 increased 14.3 percent to $4.408 billion from $3.855 billion for the five-week period ended April 3, 2004. On this same basis, comparable-store sales increased 8.2 percent from fiscal March 2004.

“We are pleased with our March sales results, which were at the upper end of our planned range for the month,” said Bob Ulrich, chairman and chief executive officer of Target Corporation. “While we believe these results should be considered in the context of this year’s earlier Easter holiday, our better-than-expected sales performance in February and March gives us confidence that we will meet or exceed our first quarter profit plan.”

Continuing Operations	Sales (millions)	Total Sales % Change	Comparable Stores % Change
			This Year	Last Year
March	$4,408	14.3	8.2	7.8

Year-to-date	$7,784	15.1	8.5	7.9

Forward-looking statements in this release should be read in conjunction with the cautionary statements in Exhibit (99)C to the company’s 2003 Form 10-K.

Target Corporation operates Target Stores, a chain of large, general merchandise discount stores consisting of 1,330 locations in 47 states, as well as an on-line business called Target.com.

Comments regarding the company’s sales results are available in a pre-recorded telephone message that may be accessed by calling 612-761-6500. Target Corporation news releases are available at www.target.com or www.prnewswire.com.

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